Supplemental term sheet† To prospectus dated December 1, 2005, prospectus supplement dated December 1, 2005 and product supplement no. 34-II dated June 27, 2006	Term Sheet No. 3-S to Product Supplement No. 34-II Registration Statement No. 333-130051 Dated September 13, 2006; Rule 433

Structured Investments	JPMorgan Chase & Co. $ Reverse Exchangeable Notes due September 28, 2007 Linked to the Common Stock of a Single Reference Stock Issuer

General

  This term sheet no. 3-S relates to four (4) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. You may participate in any of the four (4) note offerings or, at your election, in two or more of the offerings. This term sheet no. 3-S does not, however, allow you to purchase a note linked to a basket of some or all Reference Stocks described below.
  The notes are designed for investors who seek an interest rate that is higher than the current dividend yield on the applicable Reference Stock or the yield on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning the common stock of the applicable Reference Stock issuer, and be willing to lose some or all of their principal at maturity.
  Investing in the notes is not equivalent to investing in the shares of an issuer of any of the Reference Stocks.
  Each issue of offered notes will pay interest monthly at the fixed annual rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Share Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Share Price by more than the applicable Protection Amount during the Monitoring Period, as described below.
  Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock, in each case, together with any accrued and unpaid interest, as described below.
  Minimum denominations of $1,000 and integral multiples thereof.

Key Terms

Payment at Maturity:

The payment at maturity, in excess of any accrued and unpaid interest, is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 principal amount note, plus any interest accrued and unpaid to the final Interest Payment Date, unless:
      (1) the applicable Final Share Price is less than the applicable Initial Share Price; and
      (2) on any day during the Monitoring Period, the closing price of the applicable
           Reference Stock has declined, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount.
If the conditions described in both (1) and (2) are satisfied, at maturity you will receive, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount plus any accrued and unpaid interest. Fractional shares will be paid in cash. The market value of the Physical Delivery Amount will most likely be substantially less than the principal amount of your notes, and may be zero.

Maturity Date:	September 28, 2007*
Pricing Date:	On or about September 22, 2006
Settlement Date:	On or about September 27, 2006
Observation Date:	September 25, 2007*
Interest Payment Date:

Interest on the notes will be payable monthly on the 27th day of each month, except for the monthly interest payment due in September 2007 which shall be payable on September 28, 2007 (each such date, an “Interest Payment Date”), commencing October 27, 2006, to and including the Interest Payment Date corresponding to the Maturity Date. Interest will be calculated on the basis of a 360-day year or twelve thirty-day months.

Monitoring Period:	The period from the Pricing Date to and including the Observation Date.
Physical Delivery Amount:	The number of shares of the applicable Reference Stock, per $1,000 principal amount note, equal to $1,000 divided by the applicable Initial Share Price.
Initial Share Price:

The closing price of the applicable Reference Stock on the Pricing Date. The Initial Share Price is subject to adjustments in certain circumstances. See “Description of Notes – Payment at Maturity” and “General Terms of the Notes – Anti-dilution Adjustments” in the accompanying product supplement no. 34-II for further information about these adjustments.

Final Share Price:	The closing price of the applicable Reference Stock on the Observation Date.
									Tax Allocation of Annual Coupon per $1,000 Principal Amount Note††
Reference Stock	Page Number	Ticker Symbol	Principal Amount	Coupon Rate	Protection Amount	Initial Share Price	CUSIP	Annual Coupon	Interest on Deposit	Put Premium
Aetna Inc.	TS-3	AET		10.00%	20% of the Initial Share Price		48123JED7	$100.00	$53.60	$46.40
Corning Incorporated	TS-4	GLW		13.00%	20% of the Initial Share Price		48123JEH8	$130.00	$53.60	$76.40
Dell Inc.	TS-6	DELL		9.25%	20% of the Initial Share Price		48123JEG0	$92.50	$53.60	$38.90
Transocean Inc.	TS-7	RIG		10.50%	30% of the Initial Share Price		48123JEJ4	$105.00	$53.60	$51.40
*	Subject to postponement in the event of a market disruption event, as described under “General Terms of Notes” in the accompanying product supplement no. 34-II.
†	This supplemental term sheet supplements term sheet no. 3 dated September 8, 2006 to product supplement no. 34-II but does not supersede term sheet no. 3.
††

Based on one reasonable treatment of the notes, as described herein under “Tax Treatment as a Unit Comprising a Put Option and a Deposit” and in the accompanying product supplement no. 34-II under “Certain U.S. Federal Income Tax Consequences” on page PS-21. The allocations presented herein were determined as of September 7, 2006; the actual allocations will be determined as of the pricing date and may differ.

Investing in the Reverse Exchangeable Notes involves a number of risks. See “Risk Factors” beginning on page PS-5 of the accompanying product supplement no. 34-II and “Selected Risk Considerations” beginning on page TS-1 of this term sheet no. 3-S.

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this term sheet no. 3-S relates. Before you invest, you should read the prospectus in that registration statement, each prospectus supplement, product supplement no. 34-II and any other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus, each prospectus supplement, product supplement no. 34-II and this term sheet no. 3-S if you so request by calling toll-free 866-535-9248.

You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Neither the SEC nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this term sheet no. 3-S or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Fees and Commissions (1)	Proceeds to Us

Per note	$	$	$

Total	$	$	$

(1)

In no event will the fees and commissions received by J.P. Morgan Securities Inc., whom we refer to as JPMSI, which includes concessions to be allowed to other dealers, exceed $55.00 per $1,000 principal amount note for any of the four (4) offerings listed above. For more detailed information about fees and commissions and concessions, please see “Supplemental Underwriting Information” on the last page of this term sheet no. 3-S.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan

September 13, 2006

ADDITIONAL TERMS SPECIFIC TO EACH NOTE OFFERING

This term sheet no. 3-S relates to four (4) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (not to a basket or index that includes another Reference Stock). You may participate in any of the four (4) note offerings or, at your election, in all offerings. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. While each note offering relates only to a single Reference Stock identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to that Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.

You should read this term sheet no. 3-S together with the prospectus dated December 1, 2005, as supplemented by the prospectus supplement dated December 1, 2005 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 34-II dated June 27, 2006. This term sheet no. 3-S, together with the documents listed below, contains the terms of the notes and, except as set forth in the next sentence, supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. This supplemental term sheet supplements term sheet no. 3 dated September 8, 2006 to product supplement no. 34-II but does not supersede term sheet no. 3. You may rely on the information contained in this term sheet no. 3-S or term sheet no. 3 dated September 8, 2006 and in the documents listed below in making your decision to invest in the notes. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 34-II, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

  Product supplement no. 34-II dated June 27, 2006:
  http://www.sec.gov/Archives/edgar/data/19617/000089109206001706/e24379_424b2.pdf

  Prospectus supplement dated December 1, 2005:
  http://www.sec.gov/Archives/edgar/data/19617/000089109205002390/e22885_424b2.txt

  Prospectus dated December 1, 2005:
  http://www.sec.gov/Archives/edgar/data/19617/000089109205002389/e22923_base.txt

Our Central Index Key, or CIK, on the SEC Web site is 19617. As used in this term sheet no. 3-S, the “Company,” “we,” “us,” or “our” refers to JPMorgan Chase & Co.

Selected Purchase Considerations

  THE NOTES OFFER A HIGHER INTEREST RATE THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY ISSUED BY US OR AN ISSUER WITH A COMPARABLE CREDIT RATING — The notes will pay interest at a rate per annum depending upon the applicable Reference Stock, as indicated on the cover of this term sheet no. 3-S. We believe that the applicable interest rate is higher than the yield received on debt securities of comparable maturity issued by us or an issuer with a comparable credit rating. Because the notes are our senior unsecured obligations, any interest payment or any payment at maturity is subject to our ability to pay our obligations as they become due.
  THE NOTES DO NOT GUARANTEE THE RETURN OF YOUR PRINCIPAL — Your return of principal at maturity is protected if the applicable Final Share Price does not decline from the applicable Initial Share Price or the closing price of the applicable Reference Stock does not decline, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount on any day during the Monitoring Period. However, if the applicable Final Share Price declines from the applicable Initial Share Price and the closing price of the applicable Reference Stock on any day during the Monitoring Period has declined by more than the applicable Protection Amount, you could lose the entire principal amount of your notes.
  TAX TREATMENT AS A UNIT COMPRISING A PUT OPTION AND A DEPOSIT —You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences“ in the accompanying product supplement no. 34-II. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special tax counsel, Davis Polk & Wardwell, it is reasonable to treat the notes as a unit comprising a Put Option and a Deposit for U.S. federal income tax purposes. We will determine what portion of the applicable periodic payments made to you with respect to the notes will be treated as interest on the Deposit and as premium in consideration of your entry into the Put Option and will provide such applicable allocation in the final term sheet or pricing supplement for the notes. By purchasing the notes, you agree to treat the notes for U.S. federal income tax purposes consistently with our treatment and determination as described above. If the notes had priced on September 7, 2006 and we had made such determination on that date, for each $1,000 principal amount note, the applicable annual coupon and the applicable amounts we would treat as interest on the Deposit and as Put Premium would have been as specified on the cover of this term sheet no. 3-S. The actual applicable allocation that we will determine for the notes may differ from those hypothetical allocations, and will depend upon a variety of factors, including actual market conditions and our borrowing costs for debt instruments of comparable maturities on the pricing date. Assuming this characterization is respected, amounts treated as interest on the Deposit will be taxed as ordinary income while receipt of the Put Premium will not be taxable to you prior to maturity or sale. However, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be significantly and adversely affected. Purchasers who are not initial purchasers of notes at the issue price should consult their tax advisers with respect to the tax consequences of an investment in the notes, including possible alternative characterizations, as well as the allocation of the purchase price of the notes between the Deposit and the Put Option.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 34-II dated June 27, 2006.

  YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Share Price and whether the closing price of the

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	TS-1

  applicable Reference Stock has declined from the applicable Initial Share Price by more than the applicable Protection Amount on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a predetermined number of shares of the applicable Reference Stock. The market value of those shares of the applicable Reference Stock will most likely be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.
  YOUR PROTECTION MAY TERMINATE ON ANY DAY DURING THE TERM OF THE NOTES — If, on any day during the Monitoring Period, the closing price of the applicable Reference Stock declines below the applicable Initial Share Price minus the applicable Protection Amount, you will at maturity be fully exposed to any depreciation in the applicable Reference Stock. We refer to this feature as a contingent buffer. Under these circumstances, and if the applicable Final Share Price is less than the applicable Initial Share Price, you will receive at maturity a predetermined number of shares of the applicable Reference Stock and, consequently, you will lose 1% of the principal amount of your investment for every 1% decline in the applicable Final Share Price compared to the applicable Initial Share Price. You will be subject to this potential loss of principal even if the price of the applicable Reference Stock subsequently recovers such that the applicable Final Share Price closes at a level above the applicable Initial Share Price minus the applicable Protection Amount. If these notes had a non-contingent buffer feature, under the same scenario, you would have received the full principal amount of your notes plus accrued and unpaid interest at maturity. As a result, your investment in the notes may not perform as well as an investment in a security with a return that includes a non-contingent buffer.
  YOUR RETURN ON THE NOTES IS LIMITED TO THE PRINCIPAL AMOUNT PLUS ACCRUED INTEREST REGARDLESS OF ANY APPRECIATION IN THE VALUE OF THE APPLICABLE REFERENCE STOCK — Unless (i) the applicable Final Share Price is less than the applicable Initial Share Price and (ii) on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount, for each $1,000 principal amount note, you will receive $1,000 at maturity plus any accrued and unpaid interest, regardless of any appreciation in the value of the applicable Reference Stock, which may be significant. Accordingly, the return on the notes may be significantly less than the return on a direct investment in the applicable Reference Stock during the term of the notes.
  NO OWNERSHIP RIGHTS IN THE APPLICABLE REFERENCE STOCK — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.
  NO AFFILIATION WITH THE REFERENCE STOCK ISSUERS — We are not affiliated with the issuers of the Reference Stocks. We assume no responsibility for the adequacy of the information about the Reference Stock issuers contained in this term sheet no. 3-S or in product supplement no. 34-II. You should make your own investigation into the Reference Stock and its issuer. We are not responsible for the Reference Stock issuer’s public disclosure of information, whether contained in SEC filings or otherwise.
  CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY — While the payment at maturity described in this term sheet no. 3-S is based on the full principal amount of your notes, the original issue price of the notes includes the agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates. As a result, the price, if any, at which JPMSI will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to maturity could result in a substantial loss to you. The notes are not designed to be short-term trading instruments. Accordingly, you should be willing to hold your notes to maturity.
  LACK OF LIQUIDITY — The notes will not be listed on any securities exchange. JPMSI intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes.
  POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock issuers, including extending loans to, or making equity investments in, such Reference Stock issuer(s) or providing advisory services to such Reference Stock issuer(s). In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock issuers and these reports may or may not recommend that investors buy or hold the Reference Stock(s). As a prospective purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock issuer that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.
  HEDGING AND TRADING IN THE REFERENCE STOCK — While the notes are outstanding, we or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to such Reference Stock(s). We or our affiliates may also trade in the Reference Stocks or instruments related to Reference Stock(s) from time to time. Any of these hedging or trading activities as of the pricing date and during the term of the notes could adversely affect our payment to you at maturity.
  MANY ECONOMIC AND MARKET FACTORS WILL INFLUENCE THE VALUE OF THE NOTES — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other and which are set out in more detail in product supplement no. 34-II.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	TS-2

The Reference Stocks

Public Information

All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete. See “The Reference Stock” beginning on page PS-11 of the accompanying product supplement no. 34-II for more information.

Aetna Inc. (“Aetna”)

According to its publicly available filings with the SEC, Aetna is one of the nation’s leading diversified health care benefits companies, based on membership as of December 31, 2005. Aetna’s operations include three business segments: Health Care, group Insurance and Large Case Pensions. The common stock of Aetna is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Aetna in the accompanying product supplement no. 34-II. Aetna’s SEC file number is 001-16095.

Historical Information of the Common Stock of Aetna

The following graph sets forth the historical performance of the common stock of Aetna based on the weekly closing price (in U.S. dollars) of the common stock of Aetna from January 5, 2001 through September 8, 2006. The closing price of the common stock of Aetna on September 12, 2006 was $39.56. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Aetna has experienced significant fluctuations. The historical performance of the common stock of Aetna should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Aetna during the term of the notes. We cannot give you assurance that the performance of the common stock of Aetna will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Aetna will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Aetna.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	TS-3

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Aetna

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Aetna, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

the Initial Share Price: $35.00 the Coupon Rate: 10.00%	the Protection Amount: $7.00

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity*

$35.00	$40.00	$1,000.00	$1,000.00

$17.50	$36.00	$1,000.00	$1,000.00

$35.00	$35.00	$1,000.00	$1,000.00

$28.00	$28.00	$1,000.00	$1,000.00

$17.50	$34.00	28 shares of the Reference Stock	$952.00

$17.50	$17.50	28 shares of the Reference Stock	$490.00

$10.00	$10.00	28 shares of the Reference Stock	$280.00

$0.00	$0.00	28 shares of the Reference Stock	$0.00

*

Note that you will receive at maturity, in addition to either shares of the Reference Stock or the principal amount of your note in cash, any accrued and unpaid interest in cash. Also note that if you receive the Physical Delivery Amount, you will receive the value of any fractional shares in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $17.50 but the Final Share Price is $36.00. Because the Final Share Price of $36.00 is greater than the Initial Share Price of $35.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $17.50 and the Final Share Price is $34.00. Because the Final Share Price of $34.00 is less than the Initial Share Price of $35.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount of shares of the Reference Stock at maturity. Because the share price of the Reference Stock is $34.00, the total value of your final payment at maturity is $952.00.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $17.50, a decline of more than the Protection Amount. Because the Final Share Price of $17.50 is less than the Initial Share Price of $35.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount at maturity. The total value of the Physical Delivery Amount of shares of the Reference Stock is $490.00 because each of the 28 shares of the Reference Stock is worth $17.50.

Example 4: The Final Share Price of $28.00 is less than the Initial Share Price of $35.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $28.00 is less than the Initial Share Price of $35.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $100.00 over the term of the notes. If we had priced the notes on September 7, 2006, you would have received 28 shares of the Reference Stock at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. The actual number of shares of the Reference Stock you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend on the closing price of the Reference Stock on the pricing date.

Corning Incorporated (“Corning”)

According to its publicly available filings with the SEC, Corning is a global, technology-based corporation that operates in four reportable business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. The common stock of Corning is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Corning in the accompanying product supplement no. 34-II. Corning’s SEC file number is 001-03247.

Historical Information of the Common Stock of Corning

The following graph sets forth the historical performance of the common stock of Corning based on the weekly closing price (in U.S. dollars) of the common stock of Corning from January 5, 2001 through September 8, 2006. The closing price of the common stock of Corning on September 12, 2006 was $22.57. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	TS-4

Since its inception, the price of the common stock of Corning has experienced significant fluctuations. The historical performance of the common stock of Corning should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Corning during the term of the notes. We cannot give you assurance that the performance of the common stock of Corning will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Corning will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Corning.

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Corning

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Corning, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

the Initial Share Price: $21.50 the Coupon Rate: 13.00%	the Protection Amount: $4.30

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity*

$21.50	$30.00	$1,000.00	$1,000.00

$10.75	$22.00	$1,000.00	$1,000.00

$21.50	$21.50	$1,000.00	$1,000.00

$17.20	$17.20	$1,000.00	$1,000.00

$10.75	$20.00	46 shares of the Reference Stock	$920.00

$10.75	$10.75	46 shares of the Reference Stock	$494.50

$5.00	$5.00	46 shares of the Reference Stock	$230.00

$0.00	$0.00	46 shares of the Reference Stock	$0.00

*

Note that you will receive at maturity, in addition to either shares of the Reference Stock or the principal amount of your note in cash, any accrued and unpaid interest in cash. Also note that if you receive the Physical Delivery Amount, you will receive the value of any fractional shares in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $10.75 but the Final Share Price is $22.00. Because the Final Share Price of $22.00 is greater than the Initial Share Price of $21.50, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $10.75 and the Final Share Price is $20.00. Because the Final Share Price of $20.00 is less than the Initial Share Price of $21.50 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount of shares of the Reference Stock at maturity. Because the share price of the Reference Stock is $20.00, the total value of your final payment at maturity is $920.00.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $10.75, a decline of more than the Protection Amount. Because the Final Share Price of $10.75 is less than the Initial Share Price of $21.50 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount at maturity. The total value of the Physical Delivery Amount of shares of the Reference Stock is $494.50 because each of the 46 shares of the Reference Stock is worth $10.75.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	TS-5

Example 4: The Final Share Price of $17.20 is less than the Initial Share Price of $21.50 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $17.20 is less than the Initial Share Price of $21.50.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $130.00 over the term of the notes. If we had priced the notes on September 7, 2006, you would have received 46 shares of the Reference Stock at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. The actual number of shares of the Reference Stock you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend on the closing price of the Reference Stock on the pricing date.

Dell Inc. (“Dell”)

According to its publicly available filings with the SEC, Dell is a premier provider of products and services worldwide that enable customers to build their information technology and Internet infrastructures. Dell offers a broad range of product categories, including desktop computers systems, mobility products, software and peripherals, servers and networking products, enhanced services, and storage products. The common stock of Dell is listed on the Nasdaq National Market, which we refer to as the Relevant Exchange for purposes of Dell in the accompanying product supplement no. 34-II. Dell’s SEC file number is 000-17017.

Historical Information of the Common Stock of Dell

The following graph sets forth the historical performance of the common stock of Dell based on the weekly closing price (in U.S. dollars) of the common stock of Dell from January 5, 2001 through September 8, 2006. The closing price of the common stock of Dell on September 12, 2006 was $21.87. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Dell has experienced significant fluctuations. The historical performance of the common stock of Dell should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Dell during the term of the notes. We cannot give you assurance that the performance of the common stock of Dell will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Dell will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Dell.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	TS-6

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Dell

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Dell, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

the Initial Share Price: $21.50 the Coupon Rate: 9.25%	the Protection Amount: $4.30

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity*

$21.50	$30.00	$1,000.00	$1,000.00

$10.75	$22.00	$1,000.00	$1,000.00

$21.50	$21.50	$1,000.00	$1,000.00

$17.20	$17.20	$1,000.00	$1,000.00

$10.75	$20.00	46 shares of the Reference Stock	$920.00

$10.75	$10.75	46 shares of the Reference Stock	$494.50

$5.00	$5.00	46 shares of the Reference Stock	$230.00

$0.00	$0.00	46 shares of the Reference Stock	$0.00

*

Note that you will receive at maturity, in addition to either shares of the Reference Stock or the principal amount of your note in cash, any accrued and unpaid interest in cash. Also note that if you receive the Physical Delivery Amount, you will receive the value of any fractional shares in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $10.75 but the Final Share Price is $22.00. Because the Final Share Price of $22.00 is greater than the Initial Share Price of $21.50, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $10.75 and the Final Share Price is $20.00. Because the Final Share Price of $20.00 is less than the Initial Share Price of $21.50 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount of shares of the Reference Stock at maturity. Because the share price of the Reference Stock is $20.00, the total value of your final payment at maturity is $920.00.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $10.75, a decline of more than the Protection Amount. Because the Final Share Price of $10.75 is less than the Initial Share Price of $21.50 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount at maturity. The total value of the Physical Delivery Amount of shares of the Reference Stock is $494.50 because each of the 46 shares of the Reference Stock is worth $10.75.

Example 4: The Final Share Price of $17.20 is less than the Initial Share Price of $21.50 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $17.20 is less than the Initial Share Price of $21.50.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $92.50 over the term of the notes. If we had priced the notes on September 7, 2006, you would have received 46 shares of the Reference Stock at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. The actual number of shares of the Reference Stock you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend on the closing price of the Reference Stock on the pricing date.

Transocean Inc. (“Transocean”)

According to its publicly available filings with the SEC, Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The common stock of Transocean is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Transocean in the accompanying product supplement no. 34-II. Transocean’s SEC file number is 333-75899.

Historical Information of the Common Stock of Transocean

The following graph sets forth the historical performance of the common stock of Transocean based on the weekly closing price (in U.S. dollars) of the common stock of Transocean from January 5, 2001 through September 8, 2006. The closing price of the common stock of Transocean on September 12, 2006 was $68.31. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	TS-7

Since its inception, the price of the common stock of Transocean has experienced significant fluctuations. The historical performance of the common stock of Transocean should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Transocean during the term of the notes. We cannot give you assurance that the performance of the common stock of Transocean will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Transocean will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Transocean.

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Transocean

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Transocean, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

the Initial Share Price: $72.00 the Coupon Rate: 10.50%	the Protection Amount: $21.60

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity*

$72.00	$80.00	$1,000.00	$1,000.00

$36.00	$73.00	$1,000.00	$1,000.00

$72.00	$72.00	$1,000.00	$1,000.00

$50.40	$50.40	$1,000.00	$1,000.00

$36.00	$71.00	13 shares of the Reference Stock	$923.00

$36.00	$36.00	13 shares of the Reference Stock	$468.00

$20.00	$20.00	13 shares of the Reference Stock	$260.00

$0.00	$0.00	13 shares of the Reference Stock	$0.00

*

Note that you will receive at maturity, in addition to either shares of the Reference Stock or the principal amount of your note in cash, any accrued and unpaid interest in cash. Also note that if you receive the Physical Delivery Amount, you will receive the value of any fractional shares in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $36.00 but the Final Share Price is $73.00. Because the Final Share Price of $73.00 is greater than the Initial Share Price of $72.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $36.00 and the Final Share Price is $71.00. Because the Final Share Price of $71.00 is less than the Initial Share Price of $72.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount of shares of the Reference Stock at maturity. Because the share price of the Reference Stock is $71.00, the total value of your final payment at maturity is $923.00.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $36.00, a decline of more than the Protection Amount. Because the Final Share Price of $36.00 is less than the Initial Share Price of $72.00 and the Final Share Price has declined by more than the Protection Amount,

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	TS-8

you will receive the Physical Delivery Amount at maturity. The total value of the Physical Delivery Amount of shares of the Reference Stock is $468.00 because each of the 13 shares of the Reference Stock is worth $36.00.

Example 4: The Final Share Price of $50.40 is less than the Initial Share Price of $72.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $50.40 is less than the Initial Share Price of $72.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $100.50 over the term of the notes. If we had priced the notes on September 7, 2006, you would have received 13 shares of the Reference Stock at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. The actual number of shares of the Reference Stock you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend on the closing price of the Reference Stock on the pricing date.

Supplemental Underwriting Information

If the notes linked to the common stock of Aetna priced on September 8, 2006, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $39.50 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $29.75 per $1,000 principal amount note. The concessions of $29.75 include concessions to be allowed to selling dealers and concessions to be allowed to an arranging dealer. The actual commission received by JPMSI may be more or less than $39.50 and will depend on market conditions on the pricing date. In no event will the commission received by JPMSI, which includes concessions to be paid to other dealers, exceed $55.00 per $1,000 principal amount note.

If the notes linked to the common stock of Corning priced on September 8, 2006, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $47.00 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $33.50 per $1,000 principal amount note. The concessions of $33.50 include concessions to be allowed to selling dealers and concessions to be allowed to an arranging dealer. The actual commission received by JPMSI may be more or less than $47.00 and will depend on market conditions on the pricing date. In no event will the commission received by JPMSI, which includes concessions to be paid to other dealers, exceed $55.00 per $1,000 principal amount note.

If the notes linked to the common stock of Dell priced on September 8, 2006, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $47.00 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $33.50 per $1,000 principal amount note. The concessions of $33.50 include concessions to be allowed to selling dealers and concessions to be allowed to an arranging dealer. The actual commission received by JPMSI may be more or less than $47.00 and will depend on market conditions on the pricing date. In no event will the commission received by JPMSI, which includes concessions to be paid to other dealers, exceed $55.00 per $1,000 principal amount note.

If the notes linked to the common stock of Transocean priced on September 8, 2006, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $48.00 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $34.00 per $1,000 principal amount note. The concessions of $34.00 include concessions to be allowed to selling dealers and concessions to be allowed to an arranging dealer. The actual commission received by JPMSI may be more or less than $48.00 and will depend on market conditions on the pricing date. In no event will the commission received by JPMSI, which includes concessions to be paid to other dealers, exceed $55.00 per $1,000 principal amount note.

See “Underwriting” beginning on page PS-26 of the accompanying product supplement no. 34-II.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	TS-9